                                                               VALERIE L. HANNA
                                        licensed in California & Ontario, Canada
                                                                 Attorney at law

TEL:  (310) 471-9759
FAX:  (310) 471-9759

April 11, 2003

Tally-Ho Ventures, Inc.
and the Persons and
Entities who become
Personnel thereof
518 Oak St. #2
Glendale, CA 91204

Ladies and Gentlemen:

     We render herewith our opinion as to certain matters pursuant to your request.

     In rendering our opinion, we have examined and relied upon the following:

     (a)  The Certificate of Incorporation dated November 4, 2002 and filed
          November 21, 2002; and bylaws of the Company dated November 21, 2002;

     (b)  The materials contained in the Registration Statement of the
          Corporation, dated April 10, 2003 (the "STATEMENT") concerning the offering of the Stock;

     (c)  The Certificate of the Corporation dated April 10, 2003 attached hereto as Exhibit "A" (the "Corporation Certificate"). The opinions expressed in subparagraphs two and three below, as to factual matters, are given in reliance upon the Corporation's Securities
          Certificate;

     (d) Such other documents and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

     For the purposes of rendering this opinion, we have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.
Furthermore, we express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the
STATEMENT. We do not assume any obligation to advise investors or their representatives beyond the opinions specifically expressed. The terms used in this opinion shall have the meaning ascribed to them in the documents relied upon in rendering our opinion.

     Based upon the foregoing assumptions, our review of the above documents and our reliance, as to factual matters, upon the representations in the Corporation
Certificate, and subject to the qualifications listed herein, we are of the opinion that:

     1.  The Company is a duly organized and validly existing corporation under the laws of the State of Delaware, and upon the filing of required state documents with the appropriate authorities, will be fully authorized to transact the business in which it is engaged and in which it proposes to engage if it conducts its business as described in the STATEMENT.

________________________________________________________________________________
12361 DEERBROOK LANE, LOS ANGELES, CA  90049

                                       1

     2.  The Stocks, when issued and sold, will be validly and legally issued under the laws of the State of Delaware; provided, however, that no opinion is rendered under this paragraph 2 regarding compliance with federal or state securities or blue sky laws. The Stocks, when issued and sold upon payment of the offering price, will be fully paid and non-assessable and binding on the company in accordance with their terms.

     3.  The Stocks, when issued and sold by the Company, will conform in all material respects to all statements concerning them contained in the STATEMENT.

     4.  The disclosures contained in the STATEMENT, taken together with the
PRESIDENT's offer to each subscriber to provide access to additional information, are sufficient to satisfy the "information requirements" of the registration exemptions under the Securities Act of 1933, Regulation S-B, as amended, assuming the receipt by each purchaser of a copy of the STATEMENT.

     Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the State of Delaware and federal law regardless of the selected choice of law stated in any document discussed in this letter.

     Our opinion is limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of the Company and its officers, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

     The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

                                                        Very truly yours,

                                                        /s/ Valerie Hanna
                                                            Valerie Hanna